Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Constellation Energy

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (Nos. 333-135991, 333-102723, 333-59601, 33-57658, 333-56572, 333-24705, and 33-49801, and 33-59545, 333-45051, 333-46980, 333-89046, 333-129802, 333-81292 and 33-56084, respectively) of Constellation Energy Group, Inc. of our report dated February 26, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
February 27, 2007

Baltimore Gas and Electric Company

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-135991 and 333-102432) of Baltimore Gas and Electric Company of our report dated February 26, 2007 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
February 27, 2007